RIVERSOURCE SERIES TRUST
AMENDMENT NO. 4 TO THE
AGREEMENT AND DECLARATION OF TRUST
     WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (the “Declaration of Trust”), dated January 20, 2006, of RiverSource Series Trust, (the “Trust”) as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of the Shareholders of the Trust.
     WHEREAS, Section 8 of Article VIII of the Declaration of Trust of the Trust, authorizes the Trustees of the Trust authorizes the Trustees of the Trust to amend the Declaration of Trust by an instrument in writing signed by a majority of the Trustees.
     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Series Trust, do hereby certify that we have determined to conduct the business of the Trust under the name “Columbia Funds Series Trust II” and have authorized the creation of additional Series of the Trust, and have authorized the following amendment to said Declaration of Trust:
     Section 1 of Article I is hereby amended to read in its entirety as follows:
          Section 1. This Trust shall be known as “Columbia Funds Series Trust II” and the Trustees shall conduct the business of the Trust under the name or any other name as they may from time to time determine.
     Section 6 of Article I is hereby amended to read as follows:
          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;
Columbia 120/20 Contrarian Equity Fund
Columbia Absolute Return Currency and Income Fund
Columbia Absolute Return Emerging Markets Macro Fund
Columbia Absolute Return Enhanced Multi-Strategy Fund
Columbia Absolute Return Multi-Strategy Fund
Columbia AMT-Free Tax-Exempt Bond Fund
Columbia Asia Pacific ex-Japan Fund
Columbia Diversified Bond Fund
Columbia Diversified Equity Income Fund
Columbia Dividend Opportunity Fund
Columbia Emerging Markets Bond Fund
Columbia Emerging Markets Opportunity Fund
Columbia Equity Value Fund
Columbia European Equity Fund
Columbia Floating Rate Fund
Columbia Frontier Fund
Columbia Global Bond Fund
Columbia Global Extended Alpha Fund

Columbia Government Money Market Fund
Columbia High Yield Bond Fund
Columbia Income Builder Fund
Columbia Income Opportunities Fund
Columbia Inflation Protected Securities Fund
Columbia Global Equity Fund
Columbia Large Core Quantitative Fund
Columbia Large Growth Quantitative Fund
Columbia Large Value Quantitative Fund
Columbia Limited Duration Credit Fund
Columbia Marsico Flexible Capital Fund
Columbia Mid Cap Growth Opportunity Fund
Columbia Mid Cap Value Opportunity Fund
Columbia Minnesota Tax-Exempt Fund
Columbia Money Market Fund
Columbia Multi-Advisor International Value Fund
Columbia Multi-Advisor Small Cap Value Fund
Columbia Portfolio Builder Aggressive Fund
Columbia Portfolio Builder Conservative Fund
Columbia Portfolio Builder Moderate Aggressive Fund
Columbia Portfolio Builder Moderate Conservative Fund
Columbia Portfolio Builder Moderate Fund
Columbia Recovery and Infrastructure Fund
Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund
Columbia Select Large-Cap Value Fund
Columbia Select Smaller-Cap Value Fund
Columbia Seligman Communications and Information Fund
Columbia Seligman Global Technology Fund
Columbia Short-Term Cash Fund
Columbia Strategic Allocation Fund
Columbia U.S. Government Mortgage Fund
          Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolutions of the Trustees establishing and designating such class of Shares.
          The rest of this Section 6 remains unchanged.
[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 4 to the Agreement and Declaration of Trust on January 13, 2011.

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr. Stephen R. Lewis, Jr.

/s/ Leroy C. Richie	/s/ John F. Maher

Leroy C. Richie	John F. Maher

/s/ Pamela G. Carlton	/s/ Catherine James Paglia

Pamela G. Carlton	Catherine James Paglia

/s/ Patricia M. Flynn	/s/ Alison Taunton-Rigby

Patricia M. Flynn	Alison Taunton-Rigby

/s/ Anne P. Jones	/s/ William F. Truscott

Anne P. Jones	William F. Truscott

*	901 S. Marquette Avenue Minneapolis, MN 55402

**	53600 Ameriprise Financial Center Minneapolis, MN 55474

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109